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                                                                    EXHIBIT 23-A
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                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Martin Marietta Corporation Registration Statement on Form S-8 to be filed on or about February 28, 1994, pertaining to the Sandia Corporation Savings and Security Plan and Sandia Corporation Savings and Income Plan of our report dated January 21, 1994, with respect to the financial statements of Martin Marietta Corporation and consolidated subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1993 and the related financial statement schedules included therein; filed with the Securities and Exchange Commission.



                                           ERNST & YOUNG

Washington, D.C.
February 23, 1994